UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/13/2008

American Mold Guard, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32862

California	74-3077656
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6033 West Century Boulevard, 4th Floor, Los Angeles, California 90045
(Address of principal executive offices, including zip code)

310-342-6800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant

            Explanatory Note

On August 14, 2008, American Mold Guard, Inc. ("AMG") filed with the Securities and Exchange Commission a Current Report on Form 8-K to report that AMG had engaged Stark Winter Schenkein & Co., LLP ("SWS") as its independent registered public accounting firm as of August 12, 2008 (the "August 14, 2008 Form 8-K"). However, in its August 14, 2008 Form 8-K, AMG failed, in accordance with Item 304(a)(2)(i) or (ii) of Regulation S-B, to disclose whether it had consulted with SWS during AMG's two most recent fiscal years and any subsequent interim period through the date of engagement of SWS. AMG is filing this amendment to the August 14, 2008 Form 8-K to provide disclosures required by Item 4.01 of Form 8-K and Item 304(a)(2) of Regulation S-B with respect to the years ended December 31, 2007 and 2006 and through August 12, 2008.

            Principal Disclosures

AMG has engaged SWS as its independent registered public accounting firm as of August 12, 2008. Immediately prior to such date, AMG did not have any form of auditor-client relationship with an independent accountant. From approximately December 14, 2004 to April 8, 2008, AMG maintained an auditor-client relationship with Haskell & White LLP.

During the years ended December 31, 2007 and 2006 and through August 12, 2008, AMG did not consult with SWS regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Mold Guard, Inc.

Date: October 13, 2008	By:	/s/ John W. Martin
John W. Martin
Principal Executive Officer